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                                                                     EXHIBIT 5.1

                                 May 11, 1998


Read-Rite Corporation
345 Los Coches Street
Milpitas, California 95035

       RE:   REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

       We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about May 12, 1998 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 2,250,000 shares of your Common Stock under your 1995 Stock Plan, 150,000 shares of your Common Stock under your 1991 Director Option Plan and 2,000,000 shares of your Common Stock under your 1998 Nonstatutory Stock Option Plan (collectively, the "Plans"). Such shares of Common Stock are referred to herein as the "Shares". As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plans.

       It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken by you prior to the issuance of the Shares pursuant to the Registration Statement and the Plans, and upon completion of the actions being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares will be legally and validly issued, fully-paid and non-assessable.

       We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                     Very truly yours,

                                     WILSON SONSINI GOODRICH & ROSATI, P.C.
                                     Professional Corporation

                                     /c/ WILSON SONSINI GOODRICH & ROSATI